UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 4, 2017
BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35805 (Commission File Number)	20-1496201 (IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)
(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	Annual Shareholders' Meeting.

The annual shareholders' meeting of Boise Cascade Company (the “Company”) was held on May 4, 2017. The matters submitted to a vote of the Company’s shareholders at the Company’s annual meeting are set forth in clause (b) below and are described in detail in the Company’s definitive 2017 Notice of Annual Shareholders’ Meeting and Proxy Statement (the “Proxy Statement”).

(b)	Voting Results.
Proposal No. 1 - Election of Directors

Shareholders elected three Class III directors: Thomas E. Carlile, Kristopher J. Matula, and Duane C. McDougall, with terms expiring at the Company’s annual meeting in 2020. The final vote results with respect to each director-nominee are set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Thomas E. Carlile	33,474,402	1,073,767	6,688	1,516,734
Kristopher J. Matula	34,255,253	292,913	6,691	1,516,734
Duane C. McDougall	34,279,361	268,809	6,687	1,516,734

Proposal No. 2 - Advisory Approval of the Company’s Executive Compensation Program

The nonbinding advisory proposal to approve the compensation of our named executive officers as described in the Proxy Statement was approved. The final voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
34,313,667	219,474	21,716	1,516,734

Proposal No. 3 - Ratification of Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2017.

Shareholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for 2017. The related final voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
35,685,562	358,884	27,145	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ John T. Sahlberg
John T. Sahlberg Senior Vice President, Human Resources and General Counsel
Date: May 5, 2017